UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2011

Commission File No. 333-167130

SAVVY BUSINESS SUPPORT, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	27-2473958 (I.R.S. Employer Identification No.)

The Courts of Red Bank 130 Maple Avenue, Suite 9B2 Red Bank, New Jersey	07701
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (732) 530-9007

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Joseph M. Patricola, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, NJ 07701
Direct Dial: (732) 618-2843
T: (732) 530-9007
F: (732) 530-9008
joepatricola@sourlislaw.com
www.sourlislaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 20, 2011, Savvy Business Support, Inc., a Nevada corporation (the “Company”), engaged Berman & Company, PA located in Boca Raton, Florida (“Berman”), as the Company's independent public accountants. Berman has been engaged to audit the Company's financial statements for the fiscal years ending September 30, 2011 and September 30, 2010, and to review the Company's unaudited financial statements for interim periods, commencing for the quarter ended March 31, 2011.

From the Company’s inception on April 30, 2010 through the Company’s engagement of Berman on March 20, 2011, neither the Company, nor anyone acting on its behalf, consulted Berman with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Berman concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

SAVVY BUSINESS SUPPORT, INC.

Date: April 5, 2011	By: /s/ VIRGINIA K. SOURLIS
Name: Virginia K. Sourlis Title: President and Sole Director (Principal Executive Officer, Principal Financial and Principal Accounting Officer)